EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wausau-Mosinee Paper Corporation relating to the registration of 200,000 shares of its common stock, no par value, in connection with the Mosinee Paper Corporation 1985 Executive Stock Option Plan (the "Plan") of our report dated September 17, 1997, appearing in Registrant's annual report on Form 10-K for the year ended August 31, 1997.





                              WIPFLI ULLRICH BERTELSON LLP

 December 17, 1997
 Wausau, Wisconsin